EXHIBIT 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Thousands of Dollars)	2012	2011

ASSETS

Current Assets:
Cash and Cash Equivalents	$283,379	$6,559
Receivables, Net	485,770	488,002
Unbilled Revenues	135,887	175,207
Fuel, Materials and Supplies	219,091	248,958
Regulatory Assets	241,902	255,144
Marketable Securities	62,700	70,970
Prepayments and Other Current Assets	94,737	112,632
Total Current Assets	1,523,466	1,357,472

Property, Plant and Equipment, Net	10,613,199	10,403,065

Deferred Debits and Other Assets:
Regulatory Assets	3,214,208	3,267,710
Goodwill	287,591	287,591
Marketable Securities	74,050	60,311
Derivative Assets	94,258	98,357
Other Long-Term Assets	171,582	172,560
Total Deferred Debits and Other Assets	3,841,689	3,886,529

Total Assets	$15,978,354	$15,647,066

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Thousands of Dollars)	2012	2011

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable to Banks	$660,000	$317,000
Long-Term Debt - Current Portion	267,286	331,582
Accounts Payable	412,884	633,282
Regulatory Liabilities	149,755	167,844
Derivative Liabilities	108,253	107,558
Other Current Liabilities	369,503	390,416
Total Current Liabilities	1,967,681	1,947,682

Rate Reduction Bonds	94,357	112,260

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	1,923,266	1,868,316
Regulatory Liabilities	248,314	266,145
Derivative Liabilities	924,308	959,876
Accrued Pension, SERP and PBOP	1,241,433	1,326,037
Other Long-Term Liabilities	414,004	420,011
Total Deferred Credits and Other Liabilities	4,751,325	4,840,385

Capitalization:
Long-Term Debt	4,977,131	4,614,913

Noncontrolling Interest in Consolidated Subsidiary:
Preferred Stock Not Subject to Mandatory Redemption	116,200	116,200

Equity:
Common Shareholders' Equity:
Common Shares	981,592	980,264
Capital Surplus, Paid In	1,801,752	1,797,884
Retained Earnings	1,698,553	1,651,875
Accumulated Other Comprehensive Loss	(68,822)	(70,686)
Treasury Stock	(344,774)	(346,667)
Common Shareholders' Equity	4,068,301	4,012,670
Noncontrolling Interests	3,359	2,956
Total Equity	4,071,660	4,015,626
Total Capitalization	9,164,991	8,746,739

Total Liabilities and Capitalization	$15,978,354	$15,647,066

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended March 31,
(Thousands of Dollars, Except Share Information)	2012	2011

Operating Revenues	$1,099,623	$1,235,251

Operating Expenses:
Fuel, Purchased and Net Interchange Power	398,013	474,109
Other Operating Expenses	225,958	251,978
Maintenance	69,826	67,764
Depreciation	80,839	73,951
Amortization of Regulatory Assets, Net	6,209	34,407
Amortization of Rate Reduction Bonds	18,347	17,282
Taxes Other Than Income Taxes	86,038	88,403
Total Operating Expenses	885,230	1,007,894
Operating Income	214,393	227,357

Interest Expense:
Interest on Long-Term Debt	59,968	57,399
Interest on Rate Reduction Bonds	1,431	2,578
Other Interest	5,048	(1,428)
Interest Expense	66,447	58,549
Other Income, Net	8,773	10,313
Income Before Income Tax Expense	156,719	179,121
Income Tax Expense	55,964	63,537
Net Income	100,755	115,584
Net Income Attributable to Noncontrolling Interests	1,493	1,429
Net Income Attributable to Controlling Interests	$99,262	$114,155

Basic and Diluted Earnings Per Common Share	$0.56	$0.64

Dividends Declared Per Common Share	$0.29	$0.28

Weighted Average Common Shares Outstanding:
Basic	178,055,716	177,188,207
Diluted	178,437,453	177,480,996

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(Thousands of Dollars)	2012	2011

Operating Activities:
Net Income	$100,755	$115,584
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Bad Debt Expense	3,657	4,947
Depreciation	80,839	73,951
Deferred Income Taxes	52,474	52,429
Pension, SERP and PBOP Expense	42,268	34,163
Pension and PBOP Contributions	(98,910)	(5,932)
Regulatory (Under)/Over Recoveries, Net	(28,352)	44,420
Amortization of Regulatory Assets, Net	6,209	34,407
Amortization of Rate Reduction Bonds	18,347	17,282
Derivative Assets and Liabilities	(1,770)	(3,651)
Other	(7,371)	(1,776)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	29,276	8,199
Fuel, Materials and Supplies	30,108	42,990
Taxes Receivable/Accrued, Net	11,758	18,312
Accounts Payable	(190,232)	(29,278)
Other Current Assets and Liabilities, Net	(40,240)	(33,281)
Net Cash Flows Provided by Operating Activities	8,816	372,766

Investing Activities:
Investments in Property, Plant and Equipment	(304,294)	(236,689)
Proceeds from Sales of Marketable Securities	40,947	38,646
Purchases of Marketable Securities	(41,570)	(39,230)
Other Investing Activities	2,448	328
Net Cash Flows Used in Investing Activities	(302,469)	(236,945)

Financing Activities:
Cash Dividends on Common Shares	(52,104)	(48,588)
Cash Dividends on Preferred Stock	(1,390)	(1,390)
Increase/(Decrease) in Short-Term Debt	343,000	(78,000)
Issuance of Long-Term Debt	300,000	-
Retirements of Rate Reduction Bonds	(17,903)	(16,868)
Other Financing Activities	(1,130)	989
Net Cash Flows Provided by/(Used in) Financing Activities	570,473	(143,857)
Net Increase/(Decrease) in Cash and Cash Equivalents	276,820	(8,036)
Cash and Cash Equivalents - Beginning of Period	6,559	23,395
Cash and Cash Equivalents - End of Period	$283,379	$15,359

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.